EXHIBIT 99.1

                WEB.COM REPORTS SECOND QUARTER FINANCIAL RESULTS

ATLANTA, GA, AUGUST 8, 2006 -- Web.com, Inc. (NASDAQ: WWWW), the leading destination for websites and web services, today reported its results for its second quarter ended June 30, 2006.

SUMMARY OF SECOND QUARTER 2006 RESULTS:

         o Total revenues for the quarter were $12.1 million, down from $12.3 million in the first quarter of 2006. The second quarter marked the last quarter of recognizing Verizon revenues (a deal that was initially cancelled in December 2004 and terminated in the second quarter of 2006).

         o Net income for the quarter was negative $5.7 million, or $(0.35) per share, including a $3.5 million charge from the WebSource Media acquisition and $0.2 million in legal costs associated with the acquisition, versus a negative $5.5 million, or $(0.34) per share, in the quarter ended March 2006.

         o Adjusted net income from continuing operations (1) was negative $3.6 million, including an impairment of $3.5 million from WebSource Media and $0.2 million in legal costs associated with the acquisition.

         o Net subscribers totaled approximately 148,000 for the quarter, down from approximately 149,000 in the first quarter of 2006. The reduction in the second quarter as compared to the first quarter includes the loss of approximately 3,200 Verizon subscribers. Excluding the loss of Verizon subscribers, the Company added approximately 1,600 subscribers in the quarter.

"Web.com continued to drive subscriber growth across its core website and web services plans by refining our sales and marketing efforts and working closely with strategic distribution partners," stated Jeff Stibel, President and CEO, Web.com. "While we had unfortunate news about an acquisition we made during the quarter, the company has moved on and is working on further solidifying its position as a leader in the industry."

"The second quarter presented some challenges for Web.com, however if you exclude these events and look at the core business, the company was able to add subscribers within attractive subscriber acquisition rates," stated PersonNameGonzalo Troncoso, Executive Vice President and Chief Financial Officer. "The company has stated in the past that it intends to create a model that brings in new subscribers and up-sells them to new web services over time. This model is taking shape and we feel confident that over the long term it will be a cost-effective means to grow revenues and create long-standing relationships with our customer base."

ABOUT WEB.COM
Web.com, Inc. (NASDAQ: WWWW), formerly Interland, Inc. (NASDAQ: INLD), is the leading destination for the simplest, yet most powerful solutions for websites and web services. Web.com offers do-it-yourself and professional website design, website hosting, ecommerce, web marketing and email. Since 1995, Web.com has been helping individuals and small businesses leverage the power of the Internet to build a web presence. More than 4 million websites have been built or hosted using Web.com's proprietary tools, services and patented technology. For more information on the company, please visit www.web.com or www.interland.com or call at 1-800-WEB-HOST.

Web.com will host a conference call today to discuss its quarterly results at 9:30AM ET (6:30AM PT). A live webcast of the call can be accessed on the investors section of the company's website at www.web.com/ir. A replay of the call will be available on the site for seven days.

(1) Adjusted net income from continuing operations is a non-GAAP financial measure and is defined as net income from continuing operations excluding interest income or expense, provision for income taxes, depreciation, amortization of intangibles, and stock-based compensation.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES
This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Web.com, Inc. has provided reconciliations below release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Adjusted net income (loss) from continuing operations is presented in this earnings release because management believes that this non-GAAP measure of financial performance provides investors with valuable insight into the Company's ongoing business and operating results from period-to-period. We define adjusted net income (loss) from continuing operations as net income
(loss) from continuing operations excluding (i) provision for income taxes, (ii) interest income or expense, (iii) depreciation, (iv) amortization of intangibles, and (v) stock based compensation. Management uses this non-GAAP financial measure as a primary measure in monitoring and evaluating our ongoing operating results and trends of our operations. We believe that excluding income
(loss) from discontinued operations provides a more relevant measure of our present web services business. Income (loss) from discontinued operations relates to the Company's prior business of manufacturing personal computers, which the Company sold in fiscal 2001, and is wholly unrelated to the Company's present web services business. Management believes the exclusion of stock based compensation provides a more consistent comparison against prior periods, since stock based compensation was not included in net income (loss) for prior fiscal years. Management believes that measuring the performance of the business without regard to interest, taxes and depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist management and investors in evaluating our ability to generate future earnings.

Adjusted net income (loss) from continuing operations should be considered in addition to, and not as a substitute for, net income or loss or other measures of financial performance reported in accordance with GAAP. Adjusted net income
(loss) from continuing operations does not take into account costs of doing business that can be substantial, such as income taxes and interest expense. Adjusted net income (loss) from continuing operations may not be comparable to similarly captioned information reported by other companies.


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


FORWARD-LOOKING STATEMENTS
Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to, the ability to stabilize the company's revenues and cost structure, increase customers and revenues, sell additional products and services to existing customers, create a well-known brand for the Company's product offerings, successfully access the consumer segment of the web hosting market and enter into strategic alliances with leading companies in the industry. Forward-looking statements are also identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or
negatives  of  these  words.   In  addition,   any  statements   that  refer  to
expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on Web.com's current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time. Such information is subject to change, and the Company will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Factors which could affect these forward-looking statements, and Web.com's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the Company to improve customer satisfaction, reduce churn, and expand its customer base as planned, growing dependence on reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, potential liabilities from the sale of dedicated server assets, possible disruptions for customers due to our data centers being maintained by third parties, higher than expected costs of litigation and the impact of liabilities that could carry over from the Company's discontinued operations. Certain of these and other risks associated with Web.com's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports and Transition Report on Form 10-Q and its Current Reports on Form 8-K, and its most recent proxy statement. PersonNameInvestors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

                                       ##

INVESTOR AND PRESS CONTACT:
Peter Delgrosso
Web.com
404-260-2500
investor@corp.web.com

WEB.COM, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

                                                               FOR THE THREE           FOR THE SIX
                                                               MONTHS ENDED            MONTHS ENDED
                                                           --------------------    --------------------
                                                           JUNE 30,     MAY 31,    JUNE 30,     MAY 31,
                                                             2006        2005        2006        2005
                                                           --------    --------    --------    --------
Revenues ...............................................   $ 12,053    $ 22,307    $ 24,315    $ 44,929

Operating costs and expenses:
   Network operating costs, exclusive of depreciation
      shown below* .....................................      2,269       6,272       4,653      11,576
   Sales and marketing, exclusive of depreciation
      shown below* .....................................      3,335       5,687       6,485      10,068
   Technical support, exclusive of depreciation shown
      below* ...........................................      1,761       3,005       3,483       6,659
   General and administrative, exclusive of depreciation
      shown below* .....................................      4,696       7,672      14,608      15,378
   Bad debt expense ....................................        242         535         519       1,000
   Depreciation and amortization .......................      2,225       5,686       3,359      10,992
   Restructuring costs .................................         23       1,666          66       1,666
   Impairment of investment in and advances to
      WebSource Media ..................................      3,488        --         3,488        --
   Gain on sale of accounts ............................       --        (1,915)       --        (1,915)
   Other expense (income), net .........................         (2)        (96)         (3)        (24)
                                                           --------    --------    --------    --------
   Total operating costs and expenses ..................     18,037      28,512      36,658      55,400
                                                           --------    --------    --------    --------
Operating loss .........................................     (5,984)     (6,205)    (12,343)    (10,471)

Interest income (expense), net .........................        248         131         509         214
                                                           --------    --------    --------    --------
Loss from continuing operations before income taxes ....     (5,736)     (6,074)    (11,834)    (10,257)

Income tax benefit .....................................          9        --           863        --
                                                           --------    --------    --------    --------
Net loss from continuing operations ....................     (5,727)     (6,074)    (10,971)    (10,257)
                                                           --------    --------    --------    --------
Net loss ...............................................   $ (5,713)   $ (6,247)   $(11,216)   $(10,519)
                                                           ========    ========    ========    ========

Net loss per share, basic and diluted:
   Continuing operations ...............................   $  (0.35)   $  (0.38)   $  (0.67)   $  (0.64)
   Discontinued operations .............................       --         (0.01)      (0.01)      (0.02)
                                                           $  (0.35)   $  (0.39)   $  (0.68)   $  (0.66)
                                                           ========    ========    ========    ========

Number of shares used in per share calculation:
   Basic and diluted ...................................     16,511      16,032      16,453      16,024

(*) Includes stock-based compensation as follows:
Network operating costs ................................   $      6    $   --      $     12    $   --
Sales and marketing ....................................         39        --            54        --
Technical support ......................................          9        --            17        --
General and administrative .............................        105        --         5,413         162
                                                           --------    --------    --------    --------
   Total stock-based compensation ......................   $    159    $   --      $  5,496    $    162
                                                           ========    ========    ========    ========

WEB.COM, INC.
ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
RECONCILATION TO NET INCOME (LOSS)
(in thousands)
(unaudited)

                                              FOR THE THREE            FOR THE SIX
                                               MONTHS ENDED            MONTHS ENDED
                                           --------------------    --------------------
                                           June 30,     May 31,    JUNE 30,     MAY 31,
                                             2006        2005        2006        2005
                                           --------    --------    --------    --------
Net loss ...............................   $ (5,713)   $ (6,247)   $(11,216)   $(10,519)

Depreciation and amortization ..........      2,225       5,686       3,359      10,992
Amortization of stock-based compensation        159        --         5,496         162
Interest expense (income) ..............       (248)       (131)       (509)       (214)
Income tax benefit .....................         (9)       --          (863)       --
Discontinued operations ................        (14)        173         245         262
                                           --------    --------    --------    --------
Adjusted net income (loss) from
   continuing operations ...............   $ (3,600)   $   (519)   $ (3,488)   $    683
                                           ========    ========    ========    ========

WEB.COM, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                                As of
                                                        -----------------------
                                                         June 30,   December 31,
                                                           2006          2005
                                                        ---------     ---------

Assets
   Current assets
        Cash and cash equivalents ..................    $  13,163     $  17,370
        Trade receivables, net of allowance for
          doubtful accounts ........................        1,739         1,812
        Other receivables ..........................        1,139         1,180
        Other current assets .......................        1,698         2,026
        Restricted investments .....................          279           276
                                                        ---------     ---------
   Total current assets ............................       18,018        22,664

        Restricted investments .....................        8,322         9,015
        Securities, held-to-maturity ...............         --              53
        Property, plant and equipment, net .........        4,757         6,303
        Goodwill ...................................          921           921
        Intangibles, net ...........................        5,900         6,568
        Other assets ...............................        5,600         5,600
                                                        ---------     ---------
Total assets .......................................    $  43,518     $  51,124
                                                        =========     =========

Liabilities and shareholders' equity
   Current liabilities
        Accounts payable ...........................    $   1,893     $     934
        Accrued expenses ...........................        6,637         6,232
        Accrued restructuring charges ..............        2,838         4,416
        Current portion of long-term debt and
          capital lease obligations ................        1,716         1,693
        Deferred revenue ...........................        4,517         4,637
                                                        ---------     ---------
   Total current liabilities .......................       17,601        17,912

        Long-term debt and capital lease
          obligations ..............................        2,906         3,850
        Deferred revenue, long-term ................          239           206
        Other liabilities ..........................          155           934
                                                        ---------     ---------
Total liabilities ..................................       20,901        22,902
                                                        ---------     ---------

Commitments and contingencies (note 9) .............         --            --

Shareholders' equity
        Common stock, $.01 par value, authorized
          26 and 21 million shares, issued and
          outstanding 16.6 and 16.6 million
          shares, respectively .....................          166           166
        Additional capital .........................      331,104       325,493
        Warrants ...................................        2,128         2,128
        Note receivable from shareholder ...........         (735)         (735)
        Accumulated deficit ........................     (310,046)     (298,830)
                                                        ---------     ---------
Total shareholders' equity .........................       22,617        28,222

                                                        ---------     ---------
Total liabilities and shareholders' equity .........    $  43,518     $  51,124
                                                        =========     =========

WEB.COM, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                                 As of
                                                         -----------------------
                                                         June 30,      March 31,
                                                           2006          2006
                                                         ---------     ---------

Assets
   Current assets
        Cash and cash equivalents ..................    $  13,163     $  16,790
        Trade receivables, net of allowance for
          doubtful accounts ........................        1,739         1,559
        Other receivables ..........................        1,139           706
        Other current assets .......................        1,698         1,707
        Restricted investments .....................          279           278
                                                        ---------     ---------
   Total current assets ............................       18,018        21,040

        Restricted investments .....................        8,322         8,567
        Securities, held-to-maturity ...............         --              53
        Property, plant and equipment, net .........        4,757         6,435
        Goodwill ...................................          921           907
        Intangibles, net ...........................        5,900         6,233
        Other assets ...............................        5,600         5,606
                                                        ---------     ---------
Total assets .......................................    $  43,518     $  48,841
                                                        =========     =========

Liabilities and shareholders' equity
   Current liabilities
        Accounts payable ...........................    $   1,893     $     910
        Accrued expenses ...........................        6,637         6,290
        Accrued restructuring charges ..............        2,838         3,121
        Current portion of long-term debt and
          capital lease obligations ................        1,716         1,708
        Deferred revenue ...........................        4,517         4,671
                                                        ---------     ---------
   Total current liabilities .......................       17,601        16,700

        Long-term debt and capital lease
          obligations ..............................        2,906         3,384
        Deferred revenue, long-term ................          239           243
        Other liabilities ..........................          155           355
                                                        ---------     ---------
Total liabilities ..................................       20,901        20,682
                                                        ---------     ---------

Commitments and contingencies (note 9) .............         --            --

Shareholders' equity
        Common stock, $.01 par value, authorized
          26 and 21 million shares, issued and
          outstanding 16.6 and 16.6 million
          shares, respectively .....................          166           166
        Additional capital .........................      331,104       330,933
        Warrants ...................................        2,128         2,128
        Note receivable from shareholder ...........         (735)         (735)
        Accumulated deficit ........................     (310,046)     (304,333)
                                                        ---------     ---------
Total shareholders' equity .........................       22,617        28,159

                                                        ---------     ---------
Total liabilities and shareholders' equity .........    $  43,518     $  48,841
                                                        =========     =========

WEB.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

                                                               FOR THE SIX
                                                               MONTHS ENDED
                                                           --------------------
                                                           JUNE 30,     MAY 31,
                                                             2006        2005
                                                           --------    --------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss ...............................................   $(11,216)   $(10,519)
Adjustments to reconcile net loss to net cash used in
operating activities from continuing operations:
  Loss from discontinued operations ....................        245         262
  Depreciation and amortization ........................      3,359      10,992
  Bad debt expense .....................................        519       1,000
  Gain on sale of assets ...............................         (4)        (24)
  Gain on sale of accounts .............................       --        (1,915)
  Impairment of investment in and advances to
     WebSource Media ...................................      3,488        --
  Stock-based compensation .............................      5,496         162
  Restructuring costs ..................................         66       1,666
  Changes in operating assets and liabilities
  net of effect of acquisition:
     Receivables .......................................       (405)       (895)
     Other current assets ..............................        328         504
     Accounts payable, accrued expenses and deferred
        revenue ........................................     (1,338)      1,291
                                                           --------    --------
Cash provided by (used in) operating activities of
  continuing operations ................................        538       2,524
                                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Expenditures for property, plant, and equipment ......     (1,141)     (6,421)
  Payment for purchase of WebSource Media, Inc. ........     (3,261)       --
  Net proceeds from sale of accounts ...................       --         2,733
  Purchase of held-to-maturity investment securities ...       --           (50)
  Proceeds from sale of held-to-maturity investment
     securities ........................................         53        --
  Purchases of auction rate securities .................       --        (6,000)
  Proceeds from auction rate securities ................       --        19,025
  Net change in restricted investments .................        690         594
                                                           --------    --------
Cash (used in) provided by investing activities of
  continuing operations ................................     (3,659)      9,881
                                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments of debt and capital lease obligations .....       (921)     (1,206)
  Proceeds from exercises of stock options .............        115          37
                                                           --------    --------
Cash used in financing activities of continuing
  operations ...........................................       (806)     (1,169)
                                                           --------    --------

Net cash (used in) provided by continuing operations ...     (3,927)     11,236
                                                           --------    --------
Net cash used in discontinued operations (Revised -
  See note 2)
  Operating cash flows .................................       (280)       (401)
  Investing cash flows .................................       --          --
  Financing cash flows .................................       --          --
                                                           --------    --------
Total cash flows used in discontinued operations .......       (280)       (401)
                                                           --------    --------

Net increase (decrease) in cash and cash equivalents ...     (4,207)     10,835

Cash and cash equivalents at beginning of period .......     17,370      13,132
                                                           --------    --------
Cash and cash equivalents at end of period .............   $ 13,163    $ 23,967
                                                           ========    ========